SEVENTH AMENDMENT TO THE
GPI SAVINGS PLAN
(As Amended and Restated Effective January 1, 2015)

WHEREAS, Graphic Packaging International, Inc. (the “Company”) maintains for the benefit of its employees the GPI Savings Plan (the “Plan”); and

WHEREAS, Section 13.1 of the Plan authorizes the Board of Directors of Graphic Packaging Holding Company (the “Board”) to amend the Plan at any time; and

WHEREAS, the Board has delegated to the Retirement Committee of Graphic Packaging International, Inc. (the “Retirement Committee”) the responsibility to make certain amendments to the Plan; and

WHEREAS, the Retirement Committee deems it desirable to amend the Plan to (i) increase the rate of matching contributions, (ii) increase the automatic enrollment percentage, and (iii) re-enroll participants who had previously opted out;

NOW, THEREFORE, BE IT RESOLVED, that, effective as of January 1, 2018, the Plan is hereby amended as follows:

1.Section 3.1(b)(1) of the Plan is amended to read as follows:

(1)    Automatic Enrollment.

(A)    Prior to January 1, 2018. With respect to a Covered Employee with an Employment Date on or after January 1, 2009 (on or after January 1, 2008 for employees of Altivity Packaging, LLC) and prior to January 1, 2018, absent an affirmative election to the contrary, upon or as soon as practicable after the 30th day following the date on which such Covered Employee becomes an Active Participant, such Active Participant will be deemed to have made an initial Deferral Election at a rate equal to 3% of his Compensation (or such other percentage as the Administrative Committee will determine, in its sole discretion), provided that such deemed deferral Election will become effective only if, within a reasonable period of time before such deemed Deferral Election is to become effective (and subject to any specific legal notice requirements), the Administrative Committee has provided the Active Participant with a notice explaining the deemed Deferral Election and his right to affirmatively elect either a different reduction amount or no reduction.

(B)    On or After January 1, 2018. With respect to a Covered Employee with an Employment Date on or after January 1, 2018, absent an affirmative election to the contrary, upon or as soon as practicable after the 30th day following the date on which such Covered Employee becomes an Active Participant, such Active Participant will be deemed to have made an initial Deferral Election at a rate equal to 5% of his Compensation (or such other percentage as the Administrative Committee will determine, in its sole discretion), provided that such deemed Deferral Election will become effective only if, within a reasonable period of time before such deemed Deferral Election is to become effective (and subject to any specific legal notice requirements), the Administrative Committee has provided the Active Participant with a notice explaining the deemed Deferral Election and his right to affirmatively elect either a different reduction amount or no reduction.

(C)    2018 Re-enrollment.

(I)    With respect to (i) an Active Participant who has a Deferral Election at a rate of 0% of his Compensation in effect as of December 2, 2017, or (ii) an Active Participant who has a Deferral Election at a rate greater than 0% but less than 5% of his Compensation in effect as of December 1, 2017, absent an affirmative election to the contrary, upon or as soon as practicable after January 2, 2018, such Active Participant will be deemed to have made a new Deferral Election at a rate equal to 5% of his Compensation, provided that such deemed Deferral Election will become effective only if, within a reasonable period of time before such deemed Deferral Election is to become effective (and subject to any specific legal notice requirements), the Administrative Committee has provided the Active Participant with a notice explaining the deemed Deferral Election and his right to affirmatively elect either a different reduction amount or no reduction.

(II)    With respect to an Covered Employee who was automatically enrolled pursuant to this subsection (b)(1) during December 2017, and who has a Deferral Election at a rate of 3% of his Compensation in effect as of January 3, 2018, absent an affirmative election to the contrary, upon or as soon as practicable after February 2, 2018, such Active Participant will be deemed to have made a new Deferral Election at a rate equal to 5% of his Compensation, provided that such deemed Deferral Election will become effective only if, within a reasonable period of time before such deemed Deferral Election is to become effective (and subject to any specific legal notice requirements), the Administrative Committee has provided the Active Participant with a notice explaining the deemed Deferral

Election and his right to affirmatively elect either a different reduction amount or no reduction.

2.Section 3.2 of the Plan is amended to read as follows:

3.2    Matching Contributions.

(a)    Payroll Period Match. For each Active Participant on whose behalf a Participating Company has made with respect to a payroll period or any other payment of Compensation, any Tax-Deferred Contributions such Participating Company will make, with respect to such payroll period or other payment of Compensation, a Matching Contribution into such Active Participant’s GPI Employer Match Account equal to 100 percent of the first 4 percent of Compensation and 50 percent of the next 3 percent of Compensation contributed on behalf of the Active Participant to the Plan as Tax-Deferred Contributions and/or Catch-Up Contributions; provided, the total amount of the Matching Contributions which a Participating Company will make for any Active Participant will not exceed (or cause the Contributions to exceed) any of the maximum limitations described in Article VI.

(b)    True-Up Match. If as of the last day of the Plan Year, the amount of Matching Contributions allocated to an Active Participant’s GPI Employer Match Account for such Plan Year is less than an amount equal to 100 percent of the first 4 percent of Compensation and 50 percent of the next 3 percent of Compensation contributed on behalf of the Active Participant to the Plan as Tax-Deferred Contributions and/or Catch-Up Contributions for that Plan Year, the Employer shall make a Matching Employer Contribution on behalf of such Active Participant in an amount equal to the difference. For purposes of this calculation, Compensation does not include any wages paid during a suspension period pursuant to Section 9.1(c).

[signatures on following page]
BE IT FURTHER RESOLVED, that the Retirement Committee has approved this Seventh Amendment to the GPI Savings Plan this 8th day of November, 2017.

GRAPHIC PACKAGING INTERNATIONAL, INC. RETIREMENT COMMITTEE MEMBERS

By: /s/ Brad Ankerholz
Brad Ankerholz

By: /s/ Carla J. Chaney
Carla J. Chaney

By: /s/ Debbie Frank
Debbie Frank

By: /s/ Stephen Scherger
Stephen Scherger

By: /s/ Brian A. Wilson
Brian A. Wilson

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